Exhibit 99.1

TPG SPECIALTY LENDING, INC. ANNOUNCES

PRIVATE OFFERING OF UNSECURED CONVERTIBLE SENIOR NOTES

New York, NY—(BUSINESS WIRE)—January 26, 2017—TPG Specialty Lending, Inc. (NYSE: TSLX, “TSLX”) announced today that it plans to conduct a private offering of $100 million aggregate principal amount of its Convertible Senior Notes due 2022 (the “Convertible Senior Notes”). TSLX also plans to grant the initial purchasers an option to purchase up to an additional $15 million principal amount of the Convertible Senior Notes to cover over-allotments, if any. The Convertible Senior Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Convertible Senior Notes are unsecured, expected to pay interest semiannually and will be convertible under specified circumstances based on a conversion rate to be determined. Upon conversion, TSLX will pay or deliver, subject to the terms of the documents governing the Convertible Senior Notes, cash, shares of TSLX’s common stock or a combination of cash and shares of common stock, at TSLX’s election. TSLX will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature in 2022, unless repurchased or converted in accordance with their terms prior to the maturity date. The interest rate, conversion rate and other financial terms of the Convertible Senior Notes will be determined by negotiations between TSLX and the initial purchasers.

TSLX expects to use the net proceeds of this offering to pay down debt under its revolving credit facility.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release is not an offer to sell any securities of TSLX and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with approximately $18 billion of assets under management as of September 30, 2016, and the broader TPG platform, a global private investment firm with approximately $74 billion of assets under management as of September 30, 2016.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC. The Company assumes no obligation to update any such forward-looking statements.

Source: TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc.

Investors:

Lucy Lu, 212–601-4753

IRTSL@tpg.com

or

Media:

Luke Barrett, 212-601-4752

lbarrett@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com